POWER OF ATTORNEY


KNOW ALL PERSONS BY THESE PRESENTS that the person whose signature appears below hereby constitutes and appoints Jay W. Freedman, Arthur H. Bill, Thomas L. James, Arden T. Phillips and Morgan Shelton, or any one of them, such person's true and lawful attorney-in-fact and agent, with full power of substitution and revocation, for such person and in such person's name, place and stead, to sign any report on Form 4 or Form 5, in any such case with respect to his or her beneficial ownership of shares of Infodata Systems Inc. common stock, $.03 par value per share ("Common Stock"), and to file the same with the Securities and Exchange Commission and any exchange or similar system for trading on which the Common Stock is or hereafter becomes listed or qualified for trading or quoting.



Dated: March 13, 2003



                                 /s/ Troy Hartless
                                 ---------------------------------
                                 (Signature)

                                 Troy Hartless
                                 ---------------------------------
                                 (Printed Name)

                                 Vice President, Sales & Marketing
                                 ---------------------------------
                                 (Title)